UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  June 11, 2009

                           HEMISPHERX BIOPHARMA, INC.
             (Exact name of registrant as specified in its charter)

                           Delaware 0-27072 52-0845822
               (state or other juris- (Commission (I.R.S. Employer
           diction of incorporation) File Number) (Identification No.)

              1617 JFK Boulevard, Philadelphia, Pennsylvania 19103
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (215) 988-0080

          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02 below.

Section 5 - Corporate Governance and Management
-----------------------------------------------

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2009, we hired Robert Dickey IV as a Senior Vice President.

Mr. Dickey, age 53, combines over 12 years of experience in biotech senior management following an 18 year career as an investment banker. Mr. Dickey has been a consultant to Hemispherx since November, 2008. Previously, he had been involved in three biotech companies holding positions including CFO, COO, CEO and board member. From 2007 through October, 2008, Mr. Dickey was Senior Vice President, CFO and Business Unit Manager for StemCyte, Inc., an umbilical cord stem cell therapeutics company. From 2005 to 2007, he was Vice President, Finance and CFO of Locus Pharmaceuticals, Inc., a company involved in the use of supercomputers to design drugs. From 2003 to 2005, he was President and Chief Executive Officer of Protarga, Inc., a cancer company with a compound in Phase III development. Mr. Dickey has been a member of the Board of Directors of Protarga since 1996.

He has an undergraduate degree from Princeton University and an MBA from the Wharton School of the University of Pennsylvania.

Pursuant to his employment agreement, Mr. Dickey is employed as our Senior Vice President. He will receive an annual salary at the rate of $275,000 per year and will be entitled to annual bonuses in the discretion of our Board of Directors of up to 25% of his annual salary. Mr. Dickey will receive four year options to purchase up to 150,000 shares of our common stock at an exercise price of $2.81 per shares. The options vest monthly over the four year period. However, if, after he has been employed by us for three months, there is a "Change in control" (as defined in the agreement), his options will vest in full. Mr. Dickey also is entitled to employee benefits (e.g., health and vacation) consistent with other of our employees of his seniority.

His employment is terminable by us or him on two weeks' notice. If he is involuntarily terminated after six months' employment for any reason other than for "Cause" (as defined in the agreement), or if he is constructively terminated as a result of material diminution of his duties, authorities, position, compensation or benefits ("Constructively Terminated"), he will be entitled to a payment equal to 25% of his annual compensation in effect immediately prior to such termination plus 25% of his bonus award for the prior year. If after three months' employment there is a Change in control and he is involuntarily terminated or Constructively Terminated within one year following the Change in control, he will be entitled to a payment equal to 1.5 times his annual compensation in effect immediately prior to the date of the Change in control, or, if greater, his date of termination, plus 1.5 times his bonus award for the prior year.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HEMISPHERX BIOPHARMA, INC.


June 17, 2009                               By: /s/ Charles T. Bernhardt
                                           -----------------------------------
                                            Charles T. Bernhardt
                                            Chief Financial Officer